UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR 12(G) OF

THE SECURITIES EXCHANGE ACT OF 1934

Pfizer Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-5315170
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

66 Hudson Boulevard East New York, New York	10001-2192
(Address of principal executive offices)	(Zip Code)

Pfizer Netherlands International Finance B.V.

(Exact name of registrant as specified in its charter)

The Netherlands	98-1841834
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

c/o Pfizer Inc. 66 Hudson Boulevard East New York, New York	10001-2192
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
2.875% Notes due 2029	New York Stock Exchange
3.250% Notes due 2032	New York Stock Exchange
3.875% Notes due 2037	New York Stock Exchange
4.250% Notes due 2045	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-277323 and 333-277323-02

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The titles of the securities to be registered hereunder are the “2.875% Notes due 2029,” “3.250% Notes due 2032,” “3.875% Notes due 2037” and “4.250% Notes due 2045” (the “Debt Securities”) of Pfizer Netherlands International Finance B.V. (“Pfizer Netherlands”), a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law and a wholly-owned subsidiary of Pfizer Inc. (the “Company” and together with Pfizer Netherlands, the “Registrants”). The Debt Securities are fully and unconditionally guaranteed on an unsecured senior basis by the Company. For a description of the Debt Securities, reference is made to: (i) the information under the heading “Description of Notes” in the Registrants’ Prospectus Supplement, dated May 14, 2025, which was filed with the Securities and Exchange Commission (the “Commission”) on May 15, 2025 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) under the heading “Description of Debt Securities of Pfizer Netherlands International Finance B.V.,” in the Prospectus, dated May 13, 2025, contained in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-3ASR (Registration Nos. 333-277323, 333-277323-01 and 333-277323-02) of the Company, Pfizer Netherlands and Pfizer Investment Enterprises Pte. Ltd. (“Pfizer Singapore”) under the Securities Act, as filed with the Commission on May 13, 2025, which amends the Registration Statement (Registration Nos. 333-277323 and 333-277323-01) of the Company and Pfizer Singapore, under the Securities Act, as filed with the Commission on February 23, 2024, which information is incorporated herein by reference and made part of this registration statement in its entirety.

Item 2. Exhibits.

Exhibit No.	Exhibit Description

4.1	Indenture, dated as of May 19, 2025, among Pfizer Netherlands International Finance B.V., Pfizer Inc. and The Bank of New York Mellon, as trustee (incorporated by reference from the Company’s Current Report on Form 8-K filed on May 19, 2025).

4.2	First Supplemental Indenture, dated as of May 19, 2025, among the Pfizer Netherlands International Finance B.V., Pfizer Inc. and The Bank of New York Mellon, as trustee (incorporated by reference from the Company’s Current Report on Form 8-K filed on May 19, 2025).

4.3	Form of 2.875% Notes due 2029 (incorporated by reference from the Company’s Current Report on Form 8-K filed on May 19, 2025).

4.4	Form of 3.250% Notes due 2032 (incorporated by reference from the Company’s Current Report on Form 8-K filed on May 19, 2025).

4.5	Form of 3.875% Notes due 2037 (incorporated by reference from the Company’s Current Report on Form 8-K filed on May 19, 2025).

4.6	Form of 4.250% Notes due 2045 (incorporated by reference from the Company’s Current Report on Form 8-K filed on May 19, 2025).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Pfizer Inc.
(Registrant)

Dated: May 19, 2025	By:	/s/ Margaret M. Madden
	Name:	Margaret M. Madden
	Title:	Senior Vice President, Corporate Secretary and Chief Governance Counsel

Pfizer Netherlands International Finance B.V.
(Registrant)

Dated: May 19, 2025	By:	/s/ Elaine Guinevere Wilson – Weber
	Name:	Elaine Guinevere Wilson – Weber
	Title:	Managing Director